Exhibit 99.2

News

Investor Contact: Chip Merritt

610-738-6376

cmerritt@cephalon.com

Media Contact: Steve Holzman

610-738-6126

sholzman@cephalon.com

For Immediate Release

Cephalon, Inc. Completes Acquisition of TRISENOX®

From Cell Therapeutics, Inc.

Frazer, PA – July 19, 2005 – Cephalon, Inc. (Nasdaq: CEPH) announced today that it has completed its acquisition of TRISENOX® (arsenic trioxide) injection from Cell Therapeutics, Inc. (Nasdaq and Nuovo Mercato: CTIC) and CTI Technologies, Inc., a wholly owned subsidiary of Cell Therapeutics.

TRISENOX was approved for marketing in the United States and Europe in 2000 and 2002, respectively, for the treatment of patients with relapsed or refractory acute promyelocytic leukemia (APL), a life-threatening hematologic cancer.

Cephalon now holds all rights to market and sell TRISENOX.  As a result of the acquisition, Cephalon hired 32 sales and commercial personnel who previously were employed by CTI to support the TRISENOX brand.

“The acquisition of TRISENOX gives us an immediate and meaningful commercial presence in the oncology market,” said Frank Baldino, Jr., Ph.D., Chairman and CEO of Cephalon.  “Together with TREANDA™ (bendamustine hydrochloride), a recently acquired product candidate for non-Hodgkin’s lymphoma, and CEP-701, our proprietary product candidate for acute myeloid leukemia, we are building a fully integrated oncology business with multiple product candidates.”

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain. Cephalon currently employs approximately 2,300 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s major European offices are located in Guildford, England, Martinsried, Germany, and Maisons-Alfort, France.

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0981

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The company currently markets four proprietary products in the United States: PROVIGIL® (modafinil) [C-IV], GABITRIL® (tiagabine hydrochloride), ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and TRISENOX, and more than 20 products internationally. Full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, including TREANDA and CEP-701, interpretation of clinical results, prospects for regulatory approval of our product candidates, manufacturing development and capabilities, market prospects for its products, including prospects deriving from Cephalon’s commercial presence in the oncology market or otherwise as a result of building a fully integrated oncology business, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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